CONSENT OF PROSPECTIVE DIRECTOR
                    STARTEC GLOBAL COMMUNICATIONS CORPORATION


          The undersigned hereby consents to being named as a prospective director in the Registration Statement on Form S-1 filed by Startec Global Communications Corporation.



August 1, 1997
                                               ---------------------------------
                                               Nazir G. Dossani